Exhibit 99.1

IA GLOBAL ANNOUNCES APPOINTMENT OF BRIAN NELSON TO THE BOARD OF DIRECTORS

SAN FRANCISCO, CA January 11, 2008, /Business Wire/

IA Global Inc. (Amex: IAO) announced that Mr. Brian Nelson was appointed, effective as of January 3, 2008, to the Company’s Board as an independent director, Chairman of the Nominating Committee and a member of the Audit and Merger and Acquisition Committees. Mr. Nelson will serve on the Board until our Annual Meeting of Shareholders in 2008.

Mr. Nelson joined ValueCommerce, a leading Internet sales and marketing company in Japan, in 2000 as Chief Operating Officer. In March 2001, Mr. Nelson was promoted to Chief Executive Officer in this role he negotiated and completed a TOB (Tender Offer Bib) With YAHOO! Japan in 2005. In 2006, Mr. Nelson led Value Commerce to a highly successful IPO resulting in Value Commerce achieving a market capitalization of more than $300 million. Brian has deep experience and skills in operations, sales, consulting, marketing, and senior management positions. Prior to ValueCommerce, Mr. Nelson was Director of Sales and Marketing for the Gallup Organization in Japan, he also worked in Business Development with a non-life insurer, Tokyo Marine and Fire Insurance and as a sales executive for Ashisuto, a Japan computer software company. He graduated from the American School in Japan, before completing a Business Administration Degree at the University of Southern California. Mr. Nelson is a frequent public speaker on business matters concerning Japan and entrepreneurship. He has been a resident of Japan since 1990 and is a fluent Japanese speaker.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding Company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

To realize this plan, in FY 2007/8 the Company is actively expanding investments in the business process outsourcing, human capital and resources, and B2B sectors. These sectors demonstrate long-term growth prospects in which we, by applying our skills and resources can add significant value to our investments. Beyond Japan, the Company is expanding its reach to encompass Hong Kong/China, the Philippines/Singapore, and India and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., a Business Process Outsourcing organization, operating several major call centers providing outbound telemarketing services for telecommunications and insurance products. Since our acquisition of Global Hotline in June 2005, this business has expanded rapidly with the signing of significant multi-year contracts with major corporations.

In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd and 36.0% in Australian Secured Financial Limited and is a 100% owner of Global Outsourcing Co Ltd, subject to the closing of financing.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The comments concerning the profitability, revenue and revenue growth, target markets and sectors and the Asia Global B2B strategy are forward looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.